Exhibit 10.1
[GENERAL CABLE LETTERHEAD]
November 8, 2016
VIA FACSIMILE

JPMorgan Chase Bank, N.A. 1300 East 9th Street, 13th Floor Cleveland, OH 44114 Attention: Katherine Cliffel Facsimile No: (216) 781-2071	J.P. Morgan Europe Limited Loans Agency 6th Floor 25 Bank Street, Canary Wharf London E145JP United Kingdom Attention: Loans Agency Facsimile No: +44 20 7777 2360
Re:    Amended and Restated Credit Agreement
Dears Sirs:
Pursuant to Sections 2.09(c) and (d) of that certain Amended and Restated Credit Agreement, dated as of September 6, 2013, as amended to the date hereof (as so amended and as it may be further amended or modified from time to time, the “Credit Agreement”; capitalized terms used in this letter have the meanings assigned to such terms in the Credit Agreement), among General Cable Industries, Inc., a Delaware corporation, General Cable Company Ltd., a company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L., a public limited liability company organized under the laws of Spain, General Cable Corporation, a Delaware corporation, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent, the Borrower Representative hereby notifies you that the Borrowers elect to reduce the Revolving Commitments to $700,000,000.00 effective on November 15,1 2016. After giving effect to such reduction, the Borrowers will be in compliance with the Revolving Exposure Limitations.

Very truly yours,

General Cable Industries, Inc.

By:	/s/ Robert C. Kreidler
Robert C. Kreidler
Interim Chief Financial Officer

cc:	Seth E. Jacobson
Facsimile No.: (312) 407-8511

1	Three Business Days after the date of this letter.